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PROXY                                                                      PROXY
                            WALSH INTERNATIONAL INC.
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF
                     STOCKHOLDERS, WEDNESDAY, JUNE 24, 1998

     The undersigned stockholder of WALSH INTERNATIONAL INC., a Delaware corporation (the "Company"), hereby appoints Michael A. Hauck, Dennis M. J. Turner and Leonard R. Benjamin, or any of them, voting singly in the absence of the others, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of Common Stock of Walsh International Inc., which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, 11th Floor, New York, NY 10111, on June 24, 1998 at 10:00 a.m., local time) or any adjournment thereof, in accordance with the instructions on the reverse side.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the Special Meeting.

     THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE SUCH SHARES, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE PROXY STATEMENT RELATING TO THE SPECIAL MEETING.

                    (Continued and to be signed on reverse side.)





                              WALSH INTERNATIONAL INC.
        Please mark vote in oval in the following manner using dark ink only


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THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY
RECOMMENDS THAT YOU VOTE  FOR  PROPOSAL NO. 1.
                                                       For   Against  Abstain        2.   The proxies are authorized to vote as
                                                                                          they may determine in their discretion
1.   Approval and adoption of the Agreement and        / /     / /      / /               upon such other business as may come
     Plan of Merger, dated as of March 23, 1998                                           before the meeting.
     by and among Cognizant Corporation, WAC Inc.
     ("Merger Sub") and the Company pursuant to
     which, among other things, Merger Sub will merge
     with and into the Company.


                                                            Dated: _______________________________________________________, 1998
                                                            (Signature)_________________________________________________________
                                                            (Signature if held jointly)_________________________________________
                                                            Please sign exactly as name appears hereon.  When shares are in name of joint holders, each should sign.  When signing as executor, trustee, guardian, etc. please so indicate.  If a corporation, please sign in full corporate name by an authorized officer.  If a partnership, please sign in partnership name by an authorized partner.
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                PLEASE FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                              YOUR VOTE IS IMPORTANT!

  PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE WHETHER
                 OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING.
              YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.